UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2008

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2008, Conexant Systems, Inc. (the "Company") announced that the Board of Directors of the Company (the "Board") has appointed Jean Hu as Chief Financial Officer. Ms. Hu also will remain Senior Vice President, Business Development of the Company. Ms. Hu replaces Karen L. Roscher as Chief Financial Officer, who will be leaving the company to pursue other opportunities.

Ms. Hu (age 45) joined Conexant in 1999 as director of Strategy and Business Development. She was promoted to vice president in 2001, and to senior vice president in 2006. Ms. Hu earned a doctorate in economics from Claremont Graduate School. She also holds a bachelor’s degree in chemical engineering from Beijing Chemical Engineering University in China.

The Company's press release of December 15, 2008 announcing the foregoing management changes is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

The Company's press release of December 15, 2008 announcing its revised outlook for its first fiscal quarter, which will end on January 2, 2009, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

The attached press release refers to core operating income, core net income (loss) and core gross margins, which exclude the amortization of intangible assets, in process research and development, IP litigation support costs, special charges, non-cash compensation, payroll taxes associated with stock options exercised by employees, other special items, certain non-operating gains and losses and earnings and losses from discontinued operations. The Company believes that these measures provide a better understanding of its underlying operating results and Company uses these methods internally to evaluate its underlying operating performance. These measures are not in accordance with or an alternative for generally accepted accounting principles (GAAP). A reconciliation of the core measures to financial measures as determined under GAAP is not currently available as the Company has not completed its first fiscal quarter and, thus, has not completed its normal procedures in connection with determining and reporting its financial results for this quarter. Further, GAAP guidance is not presented due to the Company’s inability to project (i) future market prices of the common stock of a third party underlying a derivative financial instrument, (ii) realized gains or losses from the sale of equity securities to third parties, and (iii) the financial results of investments accounted for using the equity method of accounting. The Company intends to provide such reconciliation in connection with its first quarter earnings announcement, which is expected to be available the week of January 26, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release of the Company dated December 15, 2008.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

December 15, 2008	By:	Mark D. Peterson

Name: Mark D. Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press Release of Conexant Systems, Inc., dated December 12, 2008